                                                                Exhibit 10(g)

                     SECOND AMENDMENT TO CREDIT AGREEMENT

                THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is made and entered into as of November 30, 1996 by and among NATIONAL CONSUMER SERVICES CORP., L.L.C., a Georgia limited liability company (NCS"), NATIONAL CONSUMER SERVICES CORP. II, L.L.C., a Georgia limited liability company ("NCS II"), and BLOCK FINANCIAL CORPORATION, a Delaware corporation ("BFC").

                                   Recitals

                A. BFC, NCS and NCS II are parties to that certain Credit Agreement dated as of December 19, 1995, as amended by the First Amendment to Credit Agreement dated as of January 1, 1996 (as amended, the "Credit Agreement"), pursuant to which BFC agree to extend credit to NCS and NCS II subject to the terms and conditions set forth therein.

                B. The parties hereto desire to amend the Credit Agreement to modify the provisions pertaining to the delivery of Mortgage Notes to BFC.

                                  Agreements

                IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto agree as follows:

                1. Definitions. Unless otherwise expressly defined herein, all capitalized terms used in this Second Amendment shall have the respective meanings ascribed to such terms in the Credit Agreement.

                2. Amendment to Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Exception Loan" thereof in its entirety and inserting in lieu thereof the following definition:

                "Exception Loan" shall mean a Mortgage Loan that, or with respect to which, (i) meets the criteria set forth in clauses (b) through (i) or the definition of "Qualified Mortgage Loan," (ii) is made in substantial compliance with the underwriting criteria set forth in Section 6.11 and (iii) any variance from the underwriting criteria set forth in Section 6.11 is approved in writing by an executive officer of Borrower in accordance with the policy concerning exceptions to underwriting standards as set forth in Exhibit F attached hereto (as such standards may be amended and modified in writing by the parties from time to time) prior to the origination of such Mortgage Loan or purchase by Borrower of such Mortgage Loan, as the case may be.

                (b) Section 1.1 of the Credit Agreement is hereby amended to add the following definition:

                "Underwriting Exception Loan" shall mean an Exception Loan other than an Exception Loan that is an Exception Loan for either or both of the following reasons (but for no other reason): (i) the underwriting documentation reviewed or procedures utilized in connection with evaluating the credit risk (including, without limitation, the adequacy of Property securing the obligations of the Mortgagor(s) under such Exception Loan) with respect to such Exception Loan is not in conformity with the Underwriting Criteria (a "Documentation Exception Loan") or (ii) the interest rate for such Exception Loan is not in conformity with those set forth in the Underwriting Criteria for Seller Mortgage Loans that fall within the same interest rate guideline classification; provided, however, that a Documentation Exception Loan shall not be an Underwriting Exception Loan only if alternative underwriting procedures consistent with industry practices and standards are undertaken with respect to such Documentation Exception Loan.

                (c) Section 2.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                (b) Optional Increase of the Committed Amount. Borrower may increase the Committed Amount of Lender to (i) $50,000,000 at any time during the 3-month period ending March 31, 1997 and (ii) $100,000,000 at any time during the 3-month period commencing 21 months from and after the date of this Agreement. Increases in the Committed Amount shall be made by providing not less than 60 days notice (which notice shall be irrevocable) to such effect to Lender, which notice shall specify the date during the applicable three-month period on which such increase shall take effect. After the date specified in such notice the Commitment Fee shall be calculated upon the Committed Amount as so increased. Upon the increase of the Committed Amount pursuant to this Section 2.2(b), Borrower shall execute and deliver a new Note reflecting such increased Committed Amount and upon delivery of such Note Lender shall cancel and deliver to Borrower the Note reflecting the prior Committed Amount.

                (d) Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

                5.9 Use of Proceeds. Borrower shall apply the proceeds of all Loans hereunder only for the purpose (and for no other purpose) of
         (i) funding Qualified Mortgage Loans and Exception Loans originated by third parties (but only to the extent (A) at least 80% of such Qualified Mortgage Loans and Exception Loans are purchased by Borrower within 25 Business Days after the date such Qualified Mortgage Loans and Exception Loans are funded or (B) the advances, loans or extensions of credit made by Borrower to fund such Qualified Mortgage Loans and Exception Loans are repaid to Borrower within 25 Business Days after the date such Qualified Mortgage Loans and Exception Loans are funded) and (ii) originating, making or purchasing Qualified Mortgage Loans and

         Exception Loans. Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose or in any manner inconsistent with any other provision of any Loan Document.

                (e) Section 5.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                5.12. Delivery of Notes and Mortgage Documents. (a) Borrower shall cause to be delivered to Lender (or such third party designated by Lender in writing) each Mortgage Note pertaining to a Mortgage Loan owned by Borrower and each Mortgage Note in which Borrower has been granted a security interest. Notwithstanding the foregoing sentence and in lieu of the foregoing delivery requirement, Borrower may direct the Person that closed the Mortgage Loan pertaining to such Mortgage Note (which direction shall be in writing) to either
         (i) hold such Mortgage Note in trust on behalf of Lender (and Borrower, in cases in which Borrower has a security interest in such Mortgage
         Note) until the applicable Mortgage Loan is sold to a Person other than Borrower or (ii) deliver such Mortgage Note to a Person (other than Borrower) to whom such Mortgage Note is intended to be sold; provided, however, that the Person to whom such Mortgage Note is delivered shall execute a "bailment" letter substantially in the form of Exhibit E attached hereto. Each Mortgage Note delivered pursuant to this Section 5.12(a) shall either be endorsed in blank or endorsed to Lender.

                (b) In addition to each Mortgage Note to be delivered pursuant to Section 5.12(a), Borrower shall cause to be delivered to Lender (or such third party designated by Lender in writing) (i) either the original recorded Mortgage or a copy thereof certified by the applicable recording office (provided that if the Mortgage has not yet been recorded but has been sent for recording, a copy of the Mortgage may be delivered in lieu of the foregoing so long as either of the foregoing is delivered to Lender promptly upon receipt thereof by Borrower), (ii) copies of each intervening assignment of the Mortgage (which shall be recorded or shall have been sent for recording in the applicable recording office) and (iii) an original assignment of Mortgage in recordable form, assigning the Mortgage from Borrower to Lender.

                (c) Each delivery to be made to Lender pursuant to Sections 5.12(a) and (b) shall be made in the following manner:

                (i)  In the case of Mortgage Loans purchased by Borrower, either
                     (A) the Person from whom Borrower purchased the applicable Mortgage Loan shall deliver the Mortgage Note and other deliverable documents directly to Lender concurrently with the purchase by Borrower of such Mortgage Loan or (B) Borrower shall deliver the Mortgage Note and other deliverable documents to Lender within five Business Days after the purchase by Borrower of the applicable Mortgage Loan.

                (ii) In the case of Mortgage Notes in which Borrower has been granted a security interest, either (A) the Person that processed the origination of the applicable Mortgage Loan shall deliver the Mortgage Note and other deliverable documents directly to Lender within three Business Days after the closing of such Mortgage Loan or (B) Borrower shall deliver the Mortgage Note and other deliverable documents to Lender within five Business Days after receipt thereof by Borrower (but in no event later than ten Business Days after origination of the Mortgage Loan evidenced by such Mortgage Note).

         Lender acknowledges and agrees that any Mortgage Note in Lender's possession with respect to which Borrower has a security interest (other than a Mortgage Note pertaining to a Mortgage Loan purchased by Borrower) shall be held by Lender as a bailee of Borrower and that this Agreement shall be deemed notification of Borrower's security interest in such Mortgage Note.

                (d) Borrower shall deliver to Lender (or such third party designated by Lender in writing) each promissory note pertaining to advances, loans and extensions of credit permitted by Section 6.6. Each such promissory note shall be delivered directly to Lender within one day after closing or making of such advance or extension of credit.

                (f) Section 6.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

                6.6 Investment, Loans and Advances; Structures. Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities or equity interests of, or make any other investments in, any Person except for (i) Qualified Mortgage Loans and Exception Loans made or purchased by Borrower in the ordinary course of business (provided, however, that at no time shall the aggregate outstanding principal balance of Underwriting Exception Loans owned by Borrower as of the close of business on any day exceed 10% of the Committed Amount in effect as of the close of business on such day), (ii) advances, loans and extensions of credit to third parties solely for the purpose of funding Qualified Mortgage Loans and Exception Loans and solely pursuant to written loan agreements in form and substance approved in writing in advance by Lender, (iii) overnight funds with federally chartered and federally insured institutions and (iv) other short-term investments rated A or higher by Standard & Poors, Moody's, Best, Fitch or any other appropriate rating agency and that have a maturity of one year or less. In addition, Borrower shall not form any subsidiary corporation or limited liability company without the prior written consent of Lender and Borrower shall not take any action or forbear from taking any action (including, without limitation, the granting of consents to actions taken or
         proposed to be taken by others) that would cause Borrower to be taxable as a corporation for federal income tax purposes.

                (g) The Credit Agreement is hereby amended by (i) deleting Exhibit E thereto in its entirety and inserting in lieu thereof Exhibit E attached hereto and (ii) adding Exhibit F attached hereto.

                3. Credit Agreement Confirmed. The Credit Agreement, as amended by this Second Amendment, is in all respects ratified, approved and confirmed by NCS, NCS II and BFC and shall, as so amended, remain in full force and effect in accordance with its terms. All references to the Credit Agreement in any of the Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Second Amendment.

                4. Miscellaneous. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Missouri and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment by their respective officers thereunto duly authorized, as of the day and year first above written.

                                BLOCK FINANCIAL CORPORATION


                                By:  /s/ William P. Anderson
                                   -------------------------------
                                Name: William P. Anderson
                                Title: President

                                NATIONAL CONSUMER SERVICES, CORP., L.L.C.


                                By:  /s/ John B. Stanforth
                                    ------------------------------
                                        John B. Stanforth
                                        President

                                 NATIONAL CONSUMER SERVICES CORP., II, L.L.C.


                                 By:  /s/ John B. Stanforth
                                    ------------------------------
                                        John B. Stanforth
                                        President